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                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT ACCOUNTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-02245, 333-50809, 33-17530, 33-17405, 33-28118,
33-47446, 33-78102 and 333-42010) of Photronics, Inc. of our report dated May 28, 1998, relating to the financial statements of Align-Rite International, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Photronics, Inc. for the year ended October 31, 2000.


/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Los Angeles, California
January 25, 2001